EXHIBIT 10.18

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

Second Addendum

to the

FOUNDRY AGREEMENT

THIS Second Addendum (the “Second Addendum”) to the Foundry Agreement dated January 10, 2002 (the “Foundry Agreement”) is made effective as of the 11th day of April, 2007 (“Effective Date”) by and between Shanghai Hua Hong NEC Electronics Company Limited., a Chinese limited liability company with offices at No. 1188 Chuan Qiao Road, Pu Dong New District, Shanghai, China (“HHNEC”), and Alpha and Omega Semiconductor Limited, a Bermuda exempted company with offices at 495 Mercury Drive, Sunnyvale, California 94085, USA (“AOS”).

WHEREAS HHNEC and AOS entered into the Foundry Agreement desiring to establish a long-term strategic partnership and to use their best efforts to ensure the success of both parties in a timely and successful fashion;

WHEREAS HHNEC entered into the Foundry Agreement to exclusively manufacture power double diffused metal oxide semiconductor (“DMOS”) products for AOS for an initial Term (as defined in the Foundry Agreement) of five years, during which HHNEC will not enter into any agreement for production, supply and/or service related to any DMOS products with any customers except AOS;

WHEREAS HHNEC and AOS entered into the First Addendum to the Foundry Agreement (the “First Addendum”) dated July 28, 2005 to renew and extend the Foundry Agreement to a subsequent Term of five years immediately after the initial Term;

WHEREAS HHNEC and AOS now desire to further amend the Foundry Agreement and the First Addendum thereto in response to market reality as perceived by HHNEC;

NOW, THEREFORE, for valid and sufficient consideration, and pursuant to Section 10.9 of the Foundry Agreement, HHNEC and AOS agree as follows:

1.	In response to HHNEC’s request, AOS agrees to release HHNEC from the exclusivity obligations. Both AOS and HHNEC agree to delete the entire Section 3.7 of the Foundry Agreement where an exclusivity clause is specified provided that both parties shall mutually respect and shall not infringe each other’s Intellectual Property Rights.

2.	In partial consideration of AOS’s agreement to delete Section 3.7 of the Foundry Agreement, HHNEC agrees to provide the pricing structure based on monthly delivery as follows,

(a)	[***] per wafer for the first [***] wafers per month;

(b)	[***] per wafer for additional quantity between [***] to [***] wafers per month; and

(c)	[***] per wafer for additional quantity above [***] wafers per month.

Notwithstanding the pricing structure provided above, all purchase orders issued by AOS to HHNEC and all quotations for special prices provided to AOS by HHNEC prior to the Effective Date of this Second Addendum shall remain in full force until the expiration of said purchase orders and quotations. (For example, the special price for wafer type NA71/N531 in HHNEC’s Quotation #HH-S-1065 shall remain in full force.)

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION***

HHNEC CONFIDENTIAL

3.	HHNEC shall NOT enter into any agreement for production, supply, and/or service related to any trench DMOS products from any direct customers that are headquartered in Taiwan and/or have substantial control entity in Taiwan without prior approval by AOS.

4.	AOS shall commit and take delivery of an average of [***] wafers per month from the Effective Date of this Second Addendum until the end of June 2008, and shall commit and take delivery of an average of [***] wafers per month thereafter, PROVIDED THAT AOS CONTINUES TO RECEIVE A PRICING STRUCTURE FROM HHNEC THAT IS COMPETITIVE WITH THEN INDUSTRY PRICE FOR LIKE WAFERS.

5.	Both HHNEC and AOS agree to delete the whole Section 2 of the First Addendum, titled “Production Volume Commitment Table” in its entirety.

6.	The following sentence is added to the end of Section 7.3 of the Foundry Agreement: “Neither HHNEC nor AOS shall disclose the existence or terms of the First Addendum or the Second Addendum to any third party without the prior written consent of the other party, except as required by applicable laws.”

7.	Except as to the subject matter expressly modified in this Second Addendum, the Foundry Agreement, as amended by the First Addendum, shall remain in full force and effect in all respects. In the event of a conflict between the expressly amended terms in this Second Addendum and the Foundry Agreement or First Addendum, the expressly amended terms of this Second Addendum shall govern.

IN WITNESS WHEREOF, HHNEC and AOS have caused this Second Addendum to the Foundry Agreement to be executed by their duly authorized representatives on the date first written above.

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION***

HHNEC CONFIDENTIAL

HHNEC		AOS

Shanghai Hua Hong NEC Electronics Co., Ltd.		Alpha & Omega Semiconductor Ltd.

By	/s/ Tony Chuang	By	/s/ Yueh-Se Ho

Name:	Tony Chuang	Name:	Yueh-Se Ho

Title:	Vice President	Title:	Chief Operating Officer

Date:	April 11, 2007	Date:	April 11, 2007

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